UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ZOSANO PHARMA CORPORATION
(Name of Registrant as Specified in its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ZOSANO PHARMA CORPORATION

34790 Ardentech Court

Fremont, California 94555

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

We invite you to attend Zosano Pharma Corporation’s 2019 Annual Meeting of Stockholders, which is being held as follows:

Date:	Thursday, June 20, 2019

Time:	8:30 a.m., Pacific time

Location:	Zosano Pharma Corporation 34790 Ardentech Court Fremont, California 94555

At the annual meeting, we will ask our stockholders to:

•	elect as our Class II directors, Kenneth R. Greathouse and Steven A. Elms, to serve for a three-year term ending at our 2022 annual meeting of stockholders;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2019; and

•	consider any other business properly presented at the meeting.

You may vote on these matters in person, by proxy or via the internet or telephone. Whether or not you plan to attend the annual meeting, we ask that you promptly complete and return the enclosed proxy card in the enclosed addressed, postage-paid envelope or vote via the internet or telephone, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the annual meeting, you may withdraw your proxy or internet or telephone vote and vote your shares in person. Only stockholders of record at the close of business on May 20, 2019 may vote at the meeting.

By order of the Board of Directors,

John P. Walker
President and Chief Executive Officer

June 6, 2019

PROXY STATEMENT

ZOSANO PHARMA CORPORATION

2019 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

ZOSANO PHARMA CORPORATION

2019 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2019

This proxy statement and our 2018 Annual Report to Stockholders are also available for viewing, printing and downloading at www.edocumentview.com/ZSAN.

INFORMATION ABOUT THE MEETING

The Meeting

The 2019 Annual Meeting of Stockholders of Zosano Pharma Corporation will be held at 8:30 a.m., Pacific time, on Thursday, June 20, 2019 at our headquarters located at 34790 Ardentech Court, Fremont, California 94555. At the meeting, stockholders of record on the record date for the meeting who are present or represented by proxy will have the opportunity to vote on the following matters:

•	to elect Kenneth R. Greathouse and Steven A. Elms, as our Class II directors, to serve for a three-year term ending at our 2022 annual meeting of stockholders;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and

•	any other business properly presented at the meeting.

This Proxy Solicitation

We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the meeting (including any adjournment or postponement of the meeting).

•	This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	The proxy card is the means by which you actually authorize another person to vote your shares at the meeting in accordance with your instructions.

We will pay the cost of soliciting proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other means. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to the beneficial owners of those shares. We do not plan to retain the services of a proxy solicitation firm to assist us in this solicitation.

We will mail this proxy statement and the enclosed proxy card to stockholders for the first time on or about June 6, 2019. In this mailing, we will include a copy of our 2018 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2018 (excluding exhibits), as filed with the Securities and Exchange Commission, or SEC.

Who May Vote

Holders of record of our common stock at the close of business on May 20, 2019 are entitled to one vote per share of common stock on each proposal properly brought before the annual meeting.

A list of stockholders entitled to vote will be available at the annual meeting. In addition, you may contact our President and Chief Executive Officer, John P. Walker, at our principal executive offices located at 34790 Ardentech Court, Fremont, California 94555, to make arrangements to review a copy of the stockholder list at those offices, between the hours of 9:00 a.m. and 5:30 p.m., Pacific time, on any business day from June 10, 2019 to the time of the annual meeting.

How to Vote

You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on May 20, 2019, the record date for the meeting. You may vote your shares at the meeting in person, by proxy, via the internet or via the toll-free number (for residents of the United States and Canada) listed on your proxy card.

•	To vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•

To vote by proxy, you must complete and return the enclosed proxy card. Your proxy card will be valid only if you sign, date and return it before the meeting. By completing and returning the proxy card, you will direct the persons named on the proxy card to vote your shares at the meeting in the manner you specify. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares FOR the election of Mr. Greathouse and Mr. Elms as Class II directors and FOR the ratification of the appointment of our independent registered public accounting firm. If any other business properly comes before the meeting, then the designated persons will have the discretion to vote in any manner they deem appropriate.

•

To vote via the internet, you must access the website for internet voting at www.investorvote.com/ZSAN. Please have the enclosed proxy card handy when you access the website, and then follow the on-screen instructions. Internet voting facilities for stockholders of record will be available 24 hours a day until 1:00 a.m. (Central time) on June 20, 2019. If you vote via the internet, you do not have to return your proxy card via mail.

•

To vote via telephone, use any touch-tone telephone and call 1-800-652-VOTE (8683) to transmit your voting instructions up until 1:00 a.m. (Central time) on June 20, 2019. Please have the enclosed proxy card handy when you call, and then follow the instructions. If you vote via telephone, you do not have to return your proxy card via mail.

If you vote by proxy or via the internet or telephone, you may revoke your vote at any time before it is exercised by taking one of the following actions:

•	sending written notice to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement;

•	voting again by proxy or via the internet or telephone on a later date; or

•	attending the meeting, notifying our Secretary that you are present, and then voting in person.

Shares Held by Brokers or Nominees

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides to you. Many brokers also offer the option of providing voting instructions to them over the internet or by telephone, directions for which would be provided by your brokerage firm on your voting instruction form.

Under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, it is permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals, but it is not allowed to vote your shares with respect to certain non-routine proposals. Proposal 1, regarding the election of directors is a “non-routine” proposal. If you do not instruct your broker how to vote with respect to Proposal 1, your broker will not vote on this proposal and your shares will be recorded as “broker non-votes” and will not affect the outcome of the vote on Proposal 1. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that, while voting in its discretion on one matter, it does not have or did not exercise discretionary authority to vote on another matter.

Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, is considered to be a “routine” item under the applicable rules and your broker will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name.

If a broker or nominee holds shares of our common stock in “street name” for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy or to instruct your broker how to vote, you should follow the directions provided with the voting instruction card. In order to have your vote counted on Proposals 1 and 2, you must either provide timely voting instructions to your broker or obtain a properly executed proxy from the broker or other record holder of the shares that authorizes you to act on behalf of the record holder with respect to the shares held for your account.

Quorum Required to Transact Business

At the close of business on May 20, 2019, 17,723,039 shares of our common stock were outstanding. Our Bylaws require that a majority of the outstanding shares of our common stock be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business at the meeting. We will count abstentions and broker non-votes as shares represented at the meeting in determining whether a quorum exists.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a copy of either document to you if you write or call us at our principal executive offices, 34790 Ardentech Court, Fremont, California 94555, Attention: John P. Walker, President and Chief Executive Officer, telephone: (510) 745-1200. In the future, if you want to receive separate copies of the proxy statement or annual report to stockholders, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Annual Report on Form 10-K

We will promptly deliver to you a copy of our Annual Report on Form 10-K for the year ended December 31, 2018 and additional copies of our proxy statement, without charge, if you write or call us at the following address or telephone number: Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, California 94555, Attention: John P. Walker, President and Chief Executive Officer, telephone: (510) 745-1200.

PROPOSAL 1: ELECTION OF DIRECTORS

The first proposal on the agenda for the annual meeting is the election of Kenneth R. Greathouse and Steven A. Elms, to serve as Class II directors.

Our Board of Directors is divided into three classes:

•	John P. Walker and Linda Grais are Class I directors whose terms end at our annual meeting of stockholders in 2021;

•	Kenneth R. Greathouse and Steven A. Elms are Class II directors whose terms end at our annual meeting of stockholders in 2019; and

•	Joseph “Jay” P. Hagan, Troy Wilson, Ph.D., J.D. and Kleanthis G. Xanthopoulos, Ph.D. are Class III directors whose terms end at our annual meeting of stockholders in 2020.

At each annual meeting of stockholders, a Class of directors is elected for a three-year term to succeed the directors of the same Class whose terms are then expiring. The term of the Class II directors elected at our 2019 annual meeting of stockholders will begin at the meeting and end at our 2022 annual meeting of stockholders, or, if later, when such director’s successor has been elected and has qualified.

The following table sets forth certain information as of April 30, 2019 regarding our Class II directors, who have been nominated for election, and each other director who will continue in office following the 2019 Annual Meeting of Stockholders.

Name	Age	Position(s)
Continuing Directors
John P. Walker	70	President, Chief Executive Officer and Chairman
Linda Grais, M.D., J.D. (1)	62	Director
Joseph “Jay” P. Hagan (1) (2)	50	Director, Audit Committee Chair
Troy Wilson, Ph.D., J.D. (1) (2)	50	Director, Nominating and Corporate Governance Committee Chair
Kleanthis G. Xanthopoulos, Ph.D. (2) (3)	61	Director, Compensation Committee Chair
Class II Director Nominees
Kenneth R. Greathouse (3)	66	Director
Steven A. Elms (3) (2)	55	Director

(1)	Member of the Audit Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Compensation Committee

Class II Director Nominees

Kenneth R. Greathouse has served as a member of our Board of Directors since October 2017. Mr. Greathouse co-founded and has served as President of Argent Development Group since 2004, co-founded and has served as Chief Executive Officer of Melbourne Laboratories since 2012, co-founded and has served as Chief Executive Officer of Valcrest Pharmaceuticals since 2015 and co-founded and has served as Chief Executive Officer of Hesperian BioPharma since 2015. Mr. Greathouse has served as a member of the board of directors of Grove Sleep Holdings since 2009 and as a member of the board of directors of The Zitter Group since 2000. Mr. Greathouse received a B.S. from the University of California, Berkeley. We believe that Mr. Greathouse’s extensive experience in the pharmaceutical industry and as an executive officer of pharmaceutical and biotechnology companies qualifies him to serve as a member of our board of directors.

Steven A. Elms has served as a member of our Board of Directors since May 2018. He currently serves as a Managing Partner of Aisling Capital LLC, a private equity firm. He joined Aisling Capital LLC in 2000 from the life sciences investment banking group of Chase H&Q (formerly Hambrecht and Quist Group Inc.) where he was a principal. Mr. Elms serves on the board of directors of ADMA Biologics, Inc. Previously, Mr. Elms served on the board of directors of Ambit Biosciences Corp. from 2001 to 2014, MAP Pharmaceuticals, Inc. from 2004 to 2011 and has served on the boards of directors of a number of private companies. Mr. Elms received his B.A. in Human Biology from Stanford University and his M.B.A. from the Kellogg Graduate School of Management at Northwestern University. We believe that Mr. Elms’ extensive financial services background and experience in the pharmaceutical and healthcare industries equip him to serve on our Board of Directors.

Continuing Directors

John P. Walker has served as our President and Chief Executive Officer since August 2017 and as member of our Board of Directors since May 2016. Mr. Walker served as our Interim Chief Executive Officer from May 2017 until August 2017. Mr. Walker is currently the Executive Chairman of Vizuri Health Sciences, LLC and served as a Managing Director of Four Oaks Partners, a life sciences transaction advisory firm, which he co-founded in March 2012 until January 2015. As part of his activities with Four Oaks Partners, Mr. Walker served as the Chairman and Interim Chief Executive Officer of Neuraltus Pharmaceuticals, Inc., a privately held biopharmaceutical company, until October 2013. From February 2009 until July 2010, Mr. Walker was the Chief Executive Officer at iPierian Inc., a company focused on the use of inducible stem cells for drug discovery. From 2006 until 2009, Mr. Walker served as the Chairman and Chief Executive Officer of Novacea, Inc., a pharmaceutical company that merged with Trancept Pharmaceuticals, Inc., in 2009. Since 2001, Mr. Walker, acting as a consultant, was Chairman and Interim Chief Executive Officer at Kai Pharmaceuticals, Guava Technologies, Centaur Pharmaceuticals, Inc., and Chairman and Chief Executive Officer of Bayhill Therapeutics. From 1993 until 2001, Mr. Walker was the Chairman and Chief Executive Officer of Arris Pharmaceuticals Corporation and its successor, Axys Pharmaceuticals Inc. Mr. Walker previously served on the board of directors of Geron Corporation and Evotec AG. Mr. Walker currently serves on the board of directors of Lucile Packard Children’s Hospital at Stanford University, is the Chairman of Packard Children’s Health Alliance, and is a member of the Board of Trustees at the University of Puget Sound. Mr. Walker is a graduate of the Advance Executive Program at the Kellogg School of Management at Northwestern University and holds a B.A. from the State University of New York at Buffalo. We believe Mr. Walker’s 40 years in the life sciences industry and his experience as Chairman and Chief Executive Officer of a number of development and commercial stage companies, including his service as our President and Chief Executive Officer qualify him to serve as a member of our Board of Directors.

Linda Grais has served as a member of our Board of Directors since January 2019. She currently serves on the board of directors of Arca Biopharma and Corvus Pharmaceuticals, both biopharmaceutical companies, and PRA Health Sciences, a public contract research organization. From 2012 to 2017, Dr. Grais was President, Chief Executive Officer, and a member of the board of directors of Ocera Therapeutics, Inc., a biopharmaceutical company, which was acquired by Mallinckrodt, a pharmaceutical company, in 2017. Prior to her employment by Ocera, Dr. Grais served as a Managing Member at InterWest Partners, a venture capital firm, from 2005 until 2011, investing in biotechnology and medical device companies. From July 1998 to July 2003, Dr. Grais was a founder and executive vice president of SGX Pharmaceuticals Inc., a drug discovery company which was acquired by Eli Lilly & Co., a pharmaceutical company, in 2008. Prior to that, she worked as an attorney at Wilson Sonsini Goodrich & Rosati, where she represented Life Science companies. Before practicing law, Dr. Grais worked as an assistant clinical professor of Internal Medicine and Critical Care at the University of California, San Francisco. Dr. Grais received a B.A. from Yale University, an M.D. from Yale Medical School and a J.D. from Stanford Law School. We believe that Ms. Grais’ extensive experience in the biopharmaceutical industry and as an executive officer of pharmaceutical and biotechnology companies qualifies her to serve as a member of our Board of Directors.

Joseph “Jay” P. Hagan has served as a member of our Board of Directors since May 2015. Mr. Hagan has served as Regulus’ Chief Executive Officer since May 2017. Previously, he served as Regulus’ Chief Operating Officer, Principal Financial Officer and Principal Accounting Officer since January 2016. From 2011 to

December 2015, Mr. Hagan served as Orexigen’s Chief Business & Financial Officer. From May 2009 to June 2011, Mr. Hagan served as Orexigen’s Senior Vice President, Corporate Development, Strategy and Communications. Prior to Orexigen, Mr. Hagan worked at Amgen, from September 1998 to April 2008, where he served in various senior business development roles, including founder and Managing Director of Amgen Ventures. Prior to starting the Amgen Ventures fund, Mr. Hagan was Head of Corporate Development at Amgen, leading such notable transactions as the acquisition of Immunex and Tularik and the spinouts of Novatrone and Relypsa, as well as numerous other business development efforts totaling over $15 billion in value. Before joining Amgen, Mr. Hagan spent five years in the bioengineering labs at Genzyme and Advance Tissue Sciences. He has served as a member of the board of directors of Aurinia Pharmaceuticals, Inc. a clinical stage biopharmaceutical company, since February 2018. He received an M.B.A. from Northwestern University and a B.S. in Physiology and Neuroscience from the University of California, San Diego. We believe that Mr. Hagan’s education and professional background in science and business management, and his work as a senior executive in the biotechnology industry qualify him to serve as a member of our Board of Directors.

Troy Wilson, Ph.D., J.D. has served as a member of our Board of Directors since June 2014. Dr. Wilson has been President and Chief Executive Officer and a member of the board of directors of Kura Oncology, Inc., a public company, since August 2014. He has served as Executive Chairman since February 2019 and as a member of the board of managers since November 2012 of Avidity Biosciences LLC, a private biopharmaceutical company and as President and Chief Executive Officer and a member of the board of managers of Wellspring Biosciences, Inc., a private biopharmaceutical company, since July 2012 and May 2012, respectively. He has been a Director of Puma Biotechnology, Inc., a public company, since October 2013. He has also been a member of the board of managers of Araxes Pharma LLC, a private biopharmaceutical company, since May 2012. Previously, Dr. Wilson served as President and Chief Executive Officer and a member of the board of directors of Intellikine, Inc., a private biopharmaceutical company, from April 2007 to January 2012 and from August 2007 to January 2012, respectively, until its acquisition by Takeda Pharmaceuticals. Dr. Wilson holds a J.D. from New York University and graduated with a Ph.D. in bioorganic chemistry and a B.A. in biophysics from the University of California, Berkeley. We believe that Dr. Wilson’s senior executive experience managing, leading and developing various biopharmaceutical companies and his extensive industry knowledge and board-level experience in the biopharmaceutical industry qualify him to serve as a member of our Board of Directors.

Kleanthis G. Xanthopoulos, Ph.D. has served as a member of our Board of Directors since April 2013. Dr. Xanthopoulos is a serial entrepreneur whose passion is building healthcare companies focused on innovation. Dr. Xanthopoulos has over two decades of experience in the biotechnology and pharmaceutical research industries as an executive, company founder, chief executive officer, investor and board member. He has founded three companies, has introduced two life science companies to Nasdaq and has financed and brokered numerous creative strategic alliance and partnership deals with large pharmaceutical partners. Dr. Xanthopoulos has served as the President and CEO of IRRAS AB, a commercial stage medical device and drug delivery company, since June 2015 and has served as Managing General Partner at Cerus DMCC since August 2015, which focuses on investing and building innovative biotechnology companies. Dr. Xanthopoulos served as President and Chief Executive Officer of Regulus Therapeutics Inc. (Nasdaq: RGLS) from the time of its formation in 2007 until June 2015. Prior to that, he was a managing director of Enterprise Partners Venture Capital. Dr. Xanthopoulos co-founded and served as President and Chief Executive Officer of Anadys Pharmaceuticals, Inc. (Nasdaq: ANDS) from its inception in 2000 to 2006 and remained a Director until its acquisition by Roche in 2011. He was Vice President at Aurora Biosciences (acquired by Vertex Pharmaceuticals, Inc.) from 1997 to 2000. Dr. Xanthopoulos participated in The Human Genome Project as a Section Head of the National Human Genome Research Institute from 1995 to 1997. Prior to this, Dr. Xanthopoulos was an Associate Professor at the Karolinska Institute, in Stockholm, Sweden, after completing a Postdoctoral Research Fellowship at The Rockefeller University, New York. An Onassis Foundation scholar, he was named the E&Y Entrepreneur of the year in 2006 in San Diego and the San Diego Business Journal’s Most Admired mid-size company CEO in 2013. Dr. Xanthopoulos received his B.Sc. in Biology with honors from Aristotle University of Thessaloniki, Greece, and received both his M.Sc. in Microbiology and Ph.D. in Molecular Biology from the University of Stockholm, Sweden. In addition to his roles at IRRAS AB, Dr. Xanthopoulos is chairman of the board of directors of Apricus

Biosciences (Nasdaq: APRI), a director of LDO S.p.a. (Milan, Italy), and is the co-founder and a member of the board of directors of privately held Sente Inc. We believe that Dr. Xanthopoulos’s senior executive experience managing and developing a major biotechnology company and his extensive industry knowledge and leadership experience in the biotechnology industry qualify him to serve as a member of our Board of Directors.

If for any reason any of the nominees becomes unavailable for election, the persons designated in the proxy card may vote the shares represented by proxy for the election of a substitute nominated by the Board of Directors. The nominee has consented to serve as a director if elected, and we currently have no reason to believe that he will be unable to serve.

The nominee receiving the greatest numbers of votes cast will be elected as a Class II director. Brokers may not vote shares they hold for you in the election of directors, unless they receive timely voting instructions from you. We will not count abstentions or broker non-votes as having been cast for the election of a director.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. GREATHOUSE AND MR. ELMS.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As a result of a review of various independent registered public accounting firms, on May 28, 2019, our Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2019. Accordingly, we dismissed Marcum LLP (“Marcum”), which previously served as our independent registered public accounting firm and audited our financial statements for the fiscal years ended December 31, 2018 and 2017.

During the Company’s two most recent fiscal years ended December 31, 2018 and 2017, and any subsequent interim period through the date of Marcum’s dismissal, there were no: (1) disagreements with Marcum on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in connection with their reports on the Company’s financial statements, or (2) there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the SEC, during the Company’s years ended December 31, 2018 and 2017 or in any subsequent interim period through the date of Marcum’s dismissal. The audit reports of Marcum on the Company’s financial statements for the years ended December 31, 2018 and 2017, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that both of the reports included an explanatory paragraph with respect to the Company’s ability to continue as a going concern. The financial statements did not include any adjustments that might have resulted from the outcome of this uncertainty.

The Company provided Marcum with a copy of the disclosures made in a Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the SEC. The Company requested that Marcum furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of Marcum’s letter dated May 31, 2019, was attached as Exhibit 16.1 to the Report.

Our Audit Committee is responsible for selecting and appointing our independent registered public accounting firm, and this appointment is not required to be ratified by our stockholders. However, our Audit Committee has recommended that the Board of Directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, then the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Zosano Pharma and our stockholders.

In order to pass, this proposal must receive a majority of the votes cast with respect to this matter. We will not count abstentions or broker non-votes as votes cast.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND MANAGEMENT

Board Composition

Our Board of Directors currently consists of seven members, and there are no contractual obligations regarding the election of our directors. Each of our directors holds office until the director’s successor has been elected and qualified or until the director’s earlier death, resignation or removal.

Our Certificate of Incorporation and our Bylaws provide that the authorized number of directors may be changed only by resolution adopted by a majority of the authorized number of directors constituting the Board of Directors. Our Certificate of Incorporation and Bylaws also provide that a director may be removed only for cause by the affirmative vote of the holders of at least 66-2/3% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an increase in the authorized number of directors constituting the Board of Directors, may be filled only by vote of a majority of our directors then in office.

In accordance with the terms of our Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes, designated as Class I, Class II and Class III, with members of each Class serving staggered three-year terms, divided as follows:

•	the Class I directors are Mr. Walker and Dr. Grais, whose terms will expire at our annual meeting of stockholders to be held in 2021;

•	the Class II directors are Mr. Greathouse and Mr. Elms, whose terms will expire at our 2019 Annual Meeting of Stockholders; and

•	the Class III directors are Mr. Hagan, Dr. Wilson and Dr. Xanthopoulos, whose terms will expire at the annual meeting of stockholders to be held in 2020.

Upon the expiration of the term of a Class of directors, directors in that Class are eligible, if nominated, to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our common stock is listed on the Nasdaq Capital Market tier of the Nasdaq Stock Market. Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors within 12 months from the date of listing in connection with the company’s initial public offering. In addition, the rules of the Nasdaq Stock Market require that (i) on the date of listing in connection with a company’s initial public offering, at least one member of each of the listed company’s audit, compensation, and nominating and corporate governance committees be independent, (ii) within 90 days of the date of listing in connection with the company’s initial public offering, a majority of the members of such committees be independent and (iii) within one year of the date of listing in connection with the company’s initial public offering, all the members of such committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of

Mr. Elms, Dr. Grais, Mr. Greathouse, Mr. Hagan, Dr. Wilson and Dr. Xanthopoulos is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules, and that Mr. Walker is not an “independent director.” In making this determination, our Board of Directors considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining the independence of such directors, including the beneficial ownership of our capital stock by each non-employee director and by entities with which each non-employee director is associated.

In fiscal year 2018, our Board of Directors initially consisted of Mr. Greathouse, Mr. Hagan, Dr. Wilson, Dr. Xanthopoulos, and Mr. Walker. Mr. Elms was appointed to fill a vacancy on our Board of Directors as a Class II Director on May 17, 2018 and Dr. Grais was appointed to fill a vacancy on our Board of Directors as a Class I Director on January 14, 2019.

Board Role in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Chairman and Chief Executive Officer is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of the Company. Our non-employee directors meet in executive session on a regular basis, without our Chairman and Chief Executive Officer present. The Board of Directors currently combines the roles of Chairman of the Board of Directors and Chief Executive Officer. Periodically, our Board of Directors assesses these roles and the board leadership structure to ensure the interests of the Company and its stockholders are best served. Our Board of Directors has determined that its current structure, with combined Chairman and Chief Executive Officer is in the best interests of the Company and its stockholders at this time. In addition, Mr. Greathouse serves as our lead independent director. In his role as lead independent director, Mr. Greathouse presides over the executive sessions of the Board of Directors in which Mr. Walker, as our Chief Executive Officer, does not participate and serves as a liaison to management on behalf of the independent members of the Board of Directors.

A number of factors support the leadership structure chosen by our Board of Directors, including, among others:

•	Mr. Walker has extensive knowledge of all aspects of the Company and its business and risks.

•	Mr. Walker is intimately involved in the day-to-day operations of the Company and is best positioned to elevate the most critical business issues for consideration by the Board of Directors.

•	The Board of Directors believes having Mr. Walker serve in both capacities allows him to more effectively execute the Company’s strategic initiatives and business plans and confront its challenges.

•	A combined Chairman and Chief Executive Officer structure provides the Company with decisive and effective leadership with clearer accountability to our stockholders.

•	This structure allows one person to speak for and lead the Company and the Board of Directors.

•

The combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board of Directors, Mr. Greathouse serving as our lead independent director and the leadership provided by our independent committee chairs.

•

The Board of Directors believes that the use of regular executive sessions of the non-management Directors, along with the Board of Directors’ strong committee system, Mr. Greathouse serving as our lead independent director and all Directors being independent except for Mr. Walker allow it to maintain effective oversight of management.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees, which are the only standing committees of our Board of Directors, operates under a charter that has been approved by our Board of Directors. A current copy of the charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is available on our website, which is located at www.zosanopharma.com, under “Investors—Corporate Governance.”

Audit Committee. The current members of our Audit Committee are Dr. Grais, Mr. Hagan and Dr. Wilson, with Mr. Hagan serving as the Chair of the Audit Committee. Previously in fiscal year 2018, our Audit Committee had consisted of Mr. Hagan, Dr. Wilson and Mr. Greathouse; Mr. Greathouse resigned as a member of the Audit Committee effective as of February 26, 2019. Our Board of Directors has determined that each of Dr. Grais, Mr. Hagan and Dr. Wilson satisfies, and prior to his resignation in February 26, 2019, that Mr. Greathouse satisfied, the Nasdaq Stock Market independence standards and the independence standards of Rule 10A-3(b)(1) under the Exchange Act. Each of the members of our Audit Committee meets, and prior to his resignation in February 26, 2019, Mr. Greathouse met, the requirements for financial literacy under applicable rules and regulations of the SEC and The Nasdaq Stock Market. The Board of Directors has also determined that Mr. Hagan qualifies as an “audit committee financial expert,” as defined by applicable rules of the Nasdaq Stock Market and the SEC.

The Audit Committee assists our Board of Directors in its oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee establishes and implements policies and procedures for the pre-approval of all audit services and all permissible non-audit services provided by our independent registered public accounting firm and reviews and approves any related party transactions entered into by us.

The Audit Committee met in person or by telephone five times during fiscal year 2018.

Compensation Committee. The current members of our Compensation Committee are Mr. Greathouse, Mr. Elms and Dr. Xanthopoulos, each of whom is an independent director. Dr. Xanthopoulos serves as the Chair of the Compensation Committee. Previously in fiscal year 2018, the Compensation Committee had consisted of Mr. Greathouse, Dr. Wilson and Dr. Xanthopoulos, until Dr. Wilson’s resignation and Mr. Elms’ appointment as a member of the Compensation Committee on May 17, 2018.

The Compensation Committee:

•	approves the compensation and benefits of our executive officers;

•	reviews and makes recommendations to the Board of Directors regarding benefit plans and programs for employee compensation; and

•	administers our equity compensation plans.

Pursuant to our Amended and Restated 2014 Stock Option and Incentive Plan, as amended (the “2014 Plan”), our Compensation Committee may delegate to our Chief Executive Officer all or part of its authority to approve certain grants of equity awards to certain individuals, subject to certain limitations including the amount of awards that can be granted pursuant to such delegated authority. Our Compensation Committee has delegated to our Chief Executive Officer the authority to approve certain grants of awards under the 2014 Plan to new employees below specified levels of responsibility.

Since July 2015, our Compensation Committee has retained Radford, a national executive compensation consulting firm. Radford was engaged to assist in developing an appropriate peer group for executive pay benchmarking, assist the Compensation Committee in developing appropriate incentive plans for our executives and non-executive level employees and to provide the Compensation Committee with advice and ongoing recommendations regarding material compensation decisions. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Radford addressed each of the six independence factors established by the SEC with the Compensation Committee. Each of the responses affirmed the independence of Radford on executive compensation matters. Based on this assessment, the Compensation Committee determined that the engagement of Radford does not raise any conflicts of interest or similar concerns. The Compensation Committee also evaluated the independence of other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.

The Compensation Committee met in person or by telephone six times during fiscal year 2018.

Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Mr. Hagan, Dr. Wilson and Dr. Xanthopoulos, each of whom is an independent director. Dr. Wilson is the Chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee:

•	identifies individuals qualified to become members of the Board of Directors;

•	recommends to the Board of Directors nominations of persons to be elected to the Board of Directors; and

•	advises the Board of Directors regarding appropriate corporate governance policies and assists the Board of Directors in achieving them.

The Nominating and Corporate Governance Committee met in person or by telephone 6 times during fiscal year 2018.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee. During fiscal year 2018, each of Mr. Greathouse, Mr. Elms, Dr. Xanthopoulos, and Dr. Wilson (who resigned from the Compensation Committee as of May 17, 2019) served as a member of our Compensation Committee. None of these directors, and none of the current members of our Compensation Committee, is an officer or employee of our Company, nor has any of them ever been an officer or employee of our Company, including during fiscal year 2018.

Code of Business Conduct and Ethics; Corporate Governance Guidelines

We have adopted a written code of ethics that applies to our directors, executive officers and employees, and we also have adopted corporate governance guidelines. A copy of our code of ethics is posted on our website, which is located at www.zosanopharma.com, under “Investors—Corporate Governance.” If we make any substantive amendments to, or grant any waivers from, a provision of our code of ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Meetings of the Board of Directors

Our Board of Directors met in person or by telephone eight times during fiscal year 2018. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of any committee of the Board of Directors on which he served, in each case held during the period in which he served as a director, in fiscal year 2018.

Policy Regarding Board Attendance

Our directors are expected to attend meetings of the Board of Directors and meetings of committees of the Board of Directors on which they serve. Our directors are expected to spend the time needed at each meeting and to meet as frequently as necessary to properly discharge their responsibilities. We encourage members of our Board of Directors to attend our annual meetings of stockholders, but we do not have a formal policy requiring them to do so. Our last annual meeting of stockholders was held on May 31, 2018 and was attended by one of the members of our Board of Directors.

Director Candidates and Selection Process

Our Nominating and Corporate Governance Committee, in consultation with our Board of Directors, is responsible for identifying and reviewing candidates to fill open positions on the Board of Directors, including positions arising as a result of the removal, resignation or retirement of any director, an increase in the size of the Board of Directors or otherwise, and recommending to our full Board of Directors candidates for nomination for election as directors. In evaluating the qualifications of candidates, the Nominating and Corporate Governance Committee will consider any requirements of applicable law and Nasdaq listing standards, a candidate’s strength of character, judgment, business experience and specific areas of expertise, familiarity with our industry, principles of diversity, factors relating to the composition of our Board of Directors (including its size and structure), and such other factors as the Nominating and Corporate Governance Committee deems to be appropriate. The goal of the Nominating and Corporate Governance Committee is to assemble a Board of Directors that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee our business. The Nominating and Corporate Governance Committee is responsible for reviewing from time to time the criteria it uses to evaluate the qualifications of candidates.

Our Nominating and Corporate Governance Committee has not adopted any formal policy, guidelines or procedures regarding the diversity of our Board of Directors. Our priority in selection of Board members is identification of members who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business and understanding of the competitive landscape.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent (5%) of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Secretary, Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, California 94555. Assuming that appropriate biographical and background material is provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates that it recommends. If the Board of Directors resolves to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting of stockholders. Any recommendation of a potential director nominee should also include a statement signed by the proposed nominee expressing a willingness to serve as a director if elected. As part of this responsibility, the Nominating and Corporate Governance Committee will be responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for election as a director and such candidate’s compliance with the independence and other qualification requirements established by the Nominating and Corporate Governance Committee or imposed by applicable law or listing standards.

Mr. Elms was appointed to the Board of Directors on May 17, 2018 to fill a vacancy on the Board of Directors, and therefore is standing for election as a director by stockholders for the first time. Mr. Elms was recommended to our Board of Directors and its Nominating and Corporate Governance Committee upon the recommendation of our chief executive officer and certain non-management directors.

Mr. Greathouse was appointed to the Board of Directors on October 3, 2017 to fill a vacancy on the Board of Directors, and therefore is standing for election as a director by stockholders for the first time. Mr. Greathouse was recommended to our Board of Directors and its Nominating and Corporate Governance Committee upon the recommendation of our chief executive officer and certain non-management directors.

Communications with our Board of Directors

Stockholders wishing to communicate with our Board of Directors should send correspondence to the attention of our Secretary, Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, California 94555, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our Secretary will review all correspondence confirmed to be from stockholders in conjunction with the Chairman of the Board of Directors, who will decide whether or not to forward the correspondence or a summary of the correspondence to the full Board of Directors or a committee thereof. The Secretary and the Chairman of the Board of Directors will review all stockholder correspondence, but the decision to relay that correspondence to the full Board of Directors or a committee thereof will rest entirely within the discretion of the Chairman. Our Board of Directors believes that this process will suffice to handle the relatively low volume of communications we have historically received from our stockholders. If the volume of communications increases such that this process becomes burdensome to our Chairman, our Board of Directors may elect to adopt more elaborate screening procedures.

Our Management

Our executive officers, their positions and their ages as of April 30, 2019 are set forth below:

Name	Age	Position(s)
John P. Walker	70	President, Chief Executive Officer and Chairman
Gregory Kitchener	48	Chief Financial Officer
Donald Kellerman, Pharm.D.	64	Vice President, Clinical Development and Medical Affairs
Hayley Lewis	43	Senior Vice President, Operations

John P. Walker has served as our President and Chief Executive Officer since August 2017 and as member of our Board of Directors since May 2016. Mr. Walker served as our Interim Chief Executive Officer from May 2017 until August 2017. Mr. Walker is currently the Executive Chairman of Vizuri Health Sciences, LLC and served as a Managing Director of Four Oaks Partners, a life sciences transaction advisory firm, which he co-founded in March 2012 until January 2015. As part of his activities with Four Oaks Partners, Mr. Walker served as the Chairman and Interim Chief Executive Officer of Neuraltus Pharmaceuticals, Inc., a privately held biopharmaceutical company, until October 2013. From February 2009 until July 2010, Mr. Walker was the Chief Executive Officer at iPierian Inc., a company focused on the use of inducible stem cells for drug discovery. From 2006 until 2009, Mr. Walker served as the Chairman and Chief Executive Officer of Novacea, Inc., a pharmaceutical company that merged with Trancept Pharmaceuticals, Inc., in 2009. Since 2001, Mr. Walker, acting as a consultant, was Chairman and Interim Chief Executive Officer at Kai Pharmaceuticals, Guava Technologies, Centaur Pharmaceuticals, Inc., and Chairman and Chief Executive Officer of Bayhill Therapeutics. From 1993 until 2001, Mr. Walker was the Chairman and Chief Executive Officer of Arris Pharmaceuticals Corporation and its successor, Axys Pharmaceuticals Inc. Mr. Walker previously served on the board of directors of Geron Corporation and Evotec AG. Mr. Walker currently serves on the board of directors of Lucile Packard Children’s Hospital at Stanford University, is the Chairman of Packard Children’s Health Alliance, and is a member of the Board of Trustees at the University of Puget Sound. Mr. Walker is a graduate of the Advance Executive Program at the Kellogg School of Management at Northwestern University and holds a B.A. from the State University of New York at Buffalo. We believe Mr. Walker’s 40 years in the life sciences industry and his experience as Chairman and Chief Executive Officer of a number of development and commercial stage companies, including his service as our President and Chief Executive Officer qualify him to serve as a member of our Board of Directors.

Greg Kitchener has served as our Chief Financial Officer since October 2018. Prior to joining the Company, he served as Chief Financial Officer and Executive Vice President of BioPharmX Corporation from August 2015 to October 2018 and as Vice President of Finance at Cepheid, a publicly-traded healthcare company, from October 2011 to July 2015, after having served as Executive Director of Finance from April 2011 to October 2011 and as Senior Director of Finance from July 2008 to April 2011. He also previously held financial leadership positions at Synopsys from January 2005 to July 2008, culminating in the position of Director of Corporate Planning/FP&A and M&A, and held various finance positions at Cisco Systems from 2000 to January 2005. He started his career as an account representative at Charles Schwab from 1997 to 1998. Mr. Kitchener holds a Master of Business Administration from Cornell University and a Bachelor of Science in mathematics from the University of California, Santa Cruz.

Donald Kellerman, Pharm.D. has served as our Vice President of Clinical Development and Medical Affairs since July 2015. Prior to joining us, Dr. Kellerman served as Senior Vice President of Clinical Development and Regulatory Affairs at Tonix Pharmaceuticals from April 2014 to April 2015. Previously, from 2008 to 2013, Dr. Kellerman served as Senior Vice President of Clinical Development and Medical Affairs at MAP Pharmaceuticals, Inc. (acquired by Allergan, Inc.). Dr. Kellerman also held the position of Senior Vice President of Development at Inspire Pharmaceuticals, Inc. from 1999 to 2008, where he was responsible for all aspects of drug development, including clinical research, regulatory affairs, project management and biostatistics. He also led groups responsible for running several clinical programs in the respiratory, ophthalmology and cardiovascular areas. In addition, Dr. Kellerman has served in various clinical and project leadership positions at Glaxo Wellcome, Sepracor, Inc., and E.R. Squibb and Sons, Inc. He has more than 25 years of experience in the development of prescription pharmaceuticals and has lead- or co-authored more than 80 publications. Dr. Kellerman holds Doctor of Pharmacy and Bachelor of Science degrees from the College of Pharmacy at the University of Minnesota.

Hayley Lewis has served as our Senior Vice President, Operations since July 2017 and Vice President of Regulatory Affairs and Quality from October 2015 until June 2017. Prior to joining the Company, Ms. Lewis was Vice President of Regulatory Affairs and Quality at Carbylan Therapeutics from May 2014 until May 2015. While at Carbylan, Ms. Lewis was part of the executive team that took the company public in April 2015, as well as being responsible for all regulatory and quality activities, both internally and for Carbylan’s external development programs. From 2003 to 2014, Ms. Lewis held positions of increasing responsibility, most recently as the Senior Director of Regulatory Affairs at Depomed, Inc. During her tenure, she led the company in the approvals of three NDAs, Proquin ®, Glumetza ®, and Gralise ®, as well as approvals of several supplemental NDAs for Gralise ®, Cambia ®, Zipsor ® and Lazanda ®, including a line extension for Glumetza ®, CMC, and labeling changes for the neurology and pain product lines for Depomed’s portfolio. Ms. Lewis received a B.S. in Pharmaceutical Sciences from the University of Greenwich and completed the Executive Program for Women Leaders at the Stanford Graduate School of Business.

Director Compensation

Pursuant to our non-employee director compensation program, effective January 1, 2018, our non-employee directors receive compensation as follows:

•

for serving as a member of our Board of Directors, an annual cash retainer of $45,000 and a non-statutory stock option to purchase 1,500 shares of our common stock (at a per share exercise price equal to fair market value on the date of grant) vesting in equal monthly installments over a period of one year; and

•

for serving as the chairperson of the Audit Committee of the Board of Directors, an additional annual cash retainer of $10,000; for serving as the chairperson of the Compensation Committee of the Board of Directors, an additional annual cash retainer of $7,000; for serving as the chairperson of the Nominating and Corporate Governance Committee of the Board of Directors, an additional annual cash retainer of $7,000; for serving as the chairman of the board of directors, an additional annual cash retainer of $25,000; and for serving as lead independent director, an annual cash retainer of $55,000.

The cash fees described above are paid in monthly installments. Non-employee directors are also reimbursed upon request for travel and other out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and of committees on which they serve.

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our non-employee directors during fiscal year 2018. John Walker, our President and Chief Executive Officer, served as Chairman of the Board during fiscal year 2018. However, he does not receive additional compensation for his services as a director. For information concerning the compensation paid to Mr. Walker, see “Summary Compensation Table” below. As of June 2018, Kenneth Greathouse served as our lead independent director.

	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Steven Elms	28,065	92,207	120,272
Kenneth R. Greathouse	49,167	105,014	154,181
Joseph “Jay” P. Hagan	55,000	105,014	160,014
Troy Wilson, Ph.D., J.D.	52,000	105,014	157,014
Kleanthis G. Xanthopoulos, Ph.D.	52,000	105,014	157,014

(1)

Represents the grant date fair value of a stock option to purchase 25,000 shares of common stock granted to Mr. Elms on May 17, 2018, the grant date fair value of stock options to purchase an aggregate of 6,000 shares of common stock granted to other directors on January 2, 2018 and the grant date fair value of stock options to purchase an aggregate of 100,000 shares of common stock granted to other directors on April 16, 2018, each as determined in accordance with FASB ASC 718. See Note 10. Stock-Based Compensation, included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, for a description of the assumptions used in calculating the grant date fair value.

At the end of fiscal year 2018, our non-employee directors held outstanding stock options, as follows:

Number of Shares Subject to Outstanding Options
Steven Elms	25,000
Kenneth R. Greathouse	29,500
Joseph “Jay” P. Hagan	28,900
Troy Wilson, Ph.D., J.D.	28,915
Kleanthis G. Xanthopoulos, Ph.D.	28,915

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers. As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Our Compensation Committee, which is appointed by our Board of Directors, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. We have structured the compensation programs for our executives around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our named executive officers for fiscal year 2018 and their positions with the Company were as follows:

•	John P. Walker, President and Chief Executive Officer;

•	Donald Kellerman, Pharm.D., Vice President, Clinical Development and Medical Affairs; and

•	Hayley Lewis, Senior Vice President, Operations.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers for fiscal years 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Fair Value of Option Awards ($)(3)	All Other Compensation ($)		Total ($)
John P. Walker	2018	446,962	250,000	—	1,274,020	—		1,970,982
President and Chief Executive Officer (4)	2017	141,923	117,000	82,200	220,710	76,290	(5)	638,123
Donald Kellerman	2018	340,050	137,200	—	317,730	—		794,980
Vice President, Clinical Development and Medical Affairs	2017	331,200	95,491	—	—	—		426,691
Hayley Lewis	2018	330,000	134,000	—	317,730	—		781,730
Senior Vice President, Operations	2017	304,987	96,302	—	—	—		401,289

(1)

The amounts reported in this column for 2018 represent cash bonuses awarded in respect of 2018. The 2018 bonus amounts were determined pursuant to applicable employment agreements and based on achievement of individual and company performance goals and other factors deemed relevant by our Compensation Committee and Board of Directors, as described more fully below under “Narrative Disclosure to Summary Compensation Table.”

(2)

Represents the aggregate grant date fair value of restricted stock awards granted during the applicable year, as determined in accordance with FASB ASC 718. (See Note 10. Stock-Based Compensation, included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, for a description of the assumptions used in calculating the grant date fair value.)

(3)

Represents the aggregate grant date fair value of option awards granted during the applicable year, as determined in accordance with FASB ASC 718. (See Note 10. Stock-Based Compensation, included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, for a description of the assumptions used in calculating the grant date fair value.)

(4)

Mr. Walker served as Interim Chief Executive Officer from May 9, 2017 until August 9, 2017. On August 9, 2017, he became an employee of the Company, in the role of President and Chief Executive Officer.

(5)	Represents $36,290 in fees paid to Mr. Walker in cash for his services as a non-employee director from January 1, 2017 through May 8, 2017, and $40,000 in consulting fees.

Narrative Disclosure to Summary Compensation Table

We review compensation annually for all of our employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long- term results that are in the best interests of our stockholders, and a long-term commitment to our Company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

Our Compensation Committee is responsible for approving the compensation and benefits of our executive officers.

Employment Agreements. We have a formal employment agreement with John P. Walker, our President and Chief Executive Officer. We also have executed employment offer letters with Donald Kellerman, our Vice President, Clinical Development and Medical Affairs and with Hayley Lewis, our Senior Vice President, Operations. These agreements set forth the terms and conditions of employment of each named executive officer, including base salary, annual bonuses, initial equity award grants and standard employee benefit plan participation. The agreements also include certain change in control and severance provisions, described in greater detail further below.

2018 Salaries. At the end of 2018, the annual base salary for each named executive officer was as follows: Mr. Walker ($500,000); Dr. Kellerman ($343,000), and Ms. Lewis ($335,000).

Terms and Conditions of 2018 Annual Bonuses. Annual performance-based bonuses are intended primarily to motivate our named executive officers to achieve annual operational and financial objectives set by the Board of Directors to promote achievement of our business strategies and increase shareholder value. Whether a named executive officer receives an annual bonus, and if so the amount of that bonus, depends on the achievement of both corporate and individual goals and objectives.

Each named executive officer’s target annual cash bonus is expressed as a percentage of base salary, which is set annually by our Board of Directors. Our Board of Directors determines each bonus amount in its discretion based on the achievement of both corporate and individual performance goals. The 2018 annual bonuses for Mr. Walker, Dr. Kellerman, and Ms. Lewis were targeted at 50%, 40% and 40% of their respective base salaries. Actual annual cash bonuses earned by each named executive officer for 2018 depend on

•	the Company’s performance relative to predetermined corporate objectives (weighted 100%, 80% and 80%, for Mr. Walker, Dr. Kellerman, and Ms. Lewis, respectively); and

•

in the case of named executive officers other than Mr. Walker, the named executive officer’s individual performance (based on achievement of individual objectives) as determined by the Compensation Committee based on input from Mr. Walker (weighted 20% for both Dr. Kellerman and Ms. Lewis).

For the fiscal year 2018, the Compensation Committee established corporate objectives that it considered critical to the near- and long-term success of the Company. The corporate objectives primarily consisted of the following: the completion of a $50 million public offering of our stock; the enrollment in our long-term safety study for Qtrypta™ (M207); the completion of the first milestone in our long-term safety study of Qtrypta™ (M207) in which 150 subjects treated repeatedly for six months; and the manufacture and release of registration batches for Qtrypta™ (M207) used to support our expected NDA filing. The Compensation Committee determined that the corporate objectives for our 2018 annual bonuses were achieved at 100%. As a result of the attainment of the corporate objectives and in consideration of individual performance and other factors, bonuses were paid out at 100% of target for each of the named executive officers, as set forth in the Summary Compensation Table.

2018 Equity Award Grants. During 2018, our named executive officers were each granted stock options to purchase shares of our common stock under our Amended and Restated 2014 Equity and Incentive Plan. The options awarded to our named executive officers were granted with an exercise price equal to the closing market price of our ordinary shares on the date of grant, and generally require continued employment for four years in order to vest fully. Options therefore compensate our executives only if our share price increases after the date of grant and the executive remains employed for the period required for the option to become fully exercisable. The Compensation Committee thus considers options a particularly effective incentive and retention tool because it motivates our executives to increase shareholder value and remain with the Company.

The Compensation Committee determined the size of each named executive officer’s option award after considering comparative market data provided by the Compensation Committee’s compensation consultant, as well as the named executive officer’s position, responsibilities and performance.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2018.

	Option Awards (6)
	Number of Securities Underlying Unexercised Options (#) exercisable		Number of Securities Underlying Unexercised Options (#) unexercisable		Option Exercise Price ($)	Option Expiration Date	Vesting Start Date
John P. Walker	340	(1)	—		42.20	5/4/2026	5/4/2016
	1,500	(1)	—		11.40	11/2/2026	11/1/2016
	5,000	(2)	10,000	(2)	19.80	8/9/2027	8/9/2017
	50,000	(3)	250,000	(3)	4.24	4/16/2028	4/16/2018
	14,583	(3)	85,417	(3)	4.27	5/17/2028	5/17/2018
Donald Kellerman	1,125	(2)	375	(2)	45.20	12/15/2025	12/15/2015
	412	(2)	188	(2)	51.40	3/29/2026	3/29/2016
	749	(5)	—	(5)	51.40	3/29/2026	N/A	(5)
	4,687	(4)	4,313	(4)	11.40	11/2/2026	11/1/2016
	16,666	(3)	83,334	(3)	4.24	4/16/2028	4/16/2018
Hayley Lewis	1,187	(2)	313	(2)	45.20	12/15/2025	10/15/2015
	412	(2)	188	(2)	51.40	3/29/2026	3/29/2016
	749	(5)	—	(5)	51.40	3/29/2026	N/A	(5)
	4,687	(4)	4,313	(4)	11.40	11/2/2026	11/1/2016
	16,666	(3)	83,334	(3)	4.24	4/16/2028	4/16/2018

(1)	This option vested and became exercisable in substantially equal monthly installments over one year so that the option was fully vested on the first anniversary of the vesting start date.
(2)

This option vests and becomes exercisable as to 25% of the underlying shares on the first anniversary of the vesting start date, and as to the remaining underlying shares in equal monthly installments over three years, resulting in the option being fully vested on the fourth anniversary of the vesting start date.

(3)	This option vests and becomes exercisable in substantially equal monthly installments over four years so that the option is fully vested on the fourth anniversary of the vesting start date.
(4)

This option vests and becomes exercisable as to 25% of the underlying shares on the first anniversary of the vesting start date, and as to the remaining underlying shares in equal monthly installments over three years, resulting in the option being fully vested on the fourth anniversary of the vesting start date; provided that 100% of any then unvested option shares shall vest and become exercisable upon a change of control of the Company.

(5)	This option vested and became exercisable upon achievement of certain milestones so that the option was fully vested upon completion of milestone activity.
(6)	The vesting of each option is subject to the holder’s continued service with us through the applicable vesting date.

Severance and Change in Control Arrangements

Pursuant to the terms of Mr. Walker’s employment agreement, if the Company terminates Mr. Walker other than for cause or if Mr. Walker terminates his employment for good reason, he will be entitled to receive (i) continued salary for 12 months, (ii) a bonus equal to the amount of the annual bonus awarded to him in respect of the year prior to termination, and (iii) the vesting schedule for any stock options outstanding on the date of termination will automatically accelerate so that 25% of any then unvested option shares shall immediately vest and become exercisable upon such termination. If during the one-year period following a change in control of the Company, either we terminate Mr. Walker’s employment without cause or Mr. Walker resigns for good reason, he will be entitled to receive (i) continued salary for 24 months and a lump sum cash amount equal to 229.56% multiplied by the total cost of the projected premiums for group medical, dental and vision insurance for a period of 24 months covering the period from and after the date of termination, (ii) a bonus equal to the amount of the annual bonus awarded to him in respect of the year prior to termination, and (iii) his then outstanding equity awards that were granted after the effective date of the employment agreement and that are subject to time based vesting will accelerate vesting in full.

In 2018, the Company entered into amendments to the employment agreements with Dr. Kellerman and Ms. Lewis. The agreements provide that in the event of a termination of employment without cause or for good reason, subject to execution of an effective release, the officers will be entitled to receive his or her base salary for a period of six months and healthcare coverage for a period of up to six months. In addition, any stock options and other equity awards will accelerate as to 25% of any then unvested shares. In the event of a termination without cause or for good reason within one year following a change in control, subject to his or her execution of an effective release, the officers will be entitled to receive a lump sum severance payment equal to 12 months of base salary and healthcare coverage for a period of up to 12 months and an amount equal to their bonus, if any, earned for the immediately preceding fiscal year. In addition, any stock options and other equity awards will accelerate as to 100% of any then unvested shares. In the event of disability, the Company will pay base salary and provide benefits, in each case, for up to 12 weeks during any period of 365 consecutive calendar days.

Securities Authorized for Issuance under Equity Compensation Plans

We have two compensation plans under which equity securities are currently authorized for issuance: our Amended and Restated 2014 Equity and Incentive Plan and our 2012 Stock Incentive Plan. In connection with the consummation of our initial public offering of common stock in January 2015, our Board of Directors terminated the 2012 Stock Incentive Plan effective as of January 27, 2015 and no further awards may be issued under the 2012 Stock Incentive Plan, except that the awards outstanding under the 2012 Stock Incentive Plan at the time of its termination continue to be governed by the terms of the 2012 Stock Incentive Plan. Our 2014 Equity and Incentive Plan was approved by our stockholders in July 2014 and our 2012 Stock Incentive Plan was approved by our stockholders in April 2012. The following table provides certain information as of December 31, 2018, with respect to all of our equity compensation plans in effect on that date.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1) (2)	1,296,157	$5.75	55,799
Equity compensation plans not approved by security holders (3) (4)	13,837	$20.60	—

Total	1,309,994		55,799

(1)	Consists of the Amended and Restated 2014 Equity and Incentive Plan and the 2012 Stock Incentive Plan.

(2)

The Amended and Restated 2014 Equity and Incentive Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan automatically increased on the first day of each year beginning, effective January 1, 2016 thereafter, the number of shares of stock reserved and available for issuance under the Amended and Restated 2014 Equity and Incentive Plan increased by 3% of the number of shares of stock issued and outstanding on the immediately preceding January 1 or such lesser number of shares of stock as determined by the Compensation Committee. Beginning January 1, 2019 and continuing thereafter, the number of shares of common stock reserved and issuable under the Plan increases by (a) 3.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or (b) the number of shares of common stock as determined by the Compensation Committee.

(3)	Represents inducement grants granted without the approval of our stockholders in reliance on Nasdaq Listing Rule 5635(c).
(4)

See also Note 10. Stock-Based Compensation, included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, for a description of the material features of these inducement grants.

INFORMATION ABOUT COMMON STOCK OWNERSHIP

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders

The following table sets forth certain information with respect to beneficial ownership of our common stock, as of April 30, 2019, by:

•	each person or entity, or group of affiliated persons or entities, known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 30, 2019 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, California 94555.

Each stockholder’s percentage ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is based on 16,973,039 shares of our common stock outstanding as of April 30, 2019.

Name of Beneficial Owner (1)	Total Shares Beneficially Owned	Percentage
5%+ Stockholders
Aisling Capital IV, LP and affiliates (2)	2,028,571	12.0%
888 Seventh Avenue, 12th Floor
New York, NY 10106
Adage Capital Partners GP, L.L.C. and affiliates (3)	1,000,000	5.9%
200 Clarendon Street, 52nd Floor
Boston, MA 02116
Directors and Named Executive Officers:
John P. Walker (4)	235,493	*
Donald Kellerman, Ph.D. (5)	39,117	*
Hayley Lewis (6)	38,065	*
Kenneth Greathouse (7)	20,041	*
Joseph “Jay” P. Hagan (8)	11,191	*
Troy Wilson, Ph.D., J.D. (9)	11,356	*
Kleanthis Xanthopoulos, Ph.D. (10)	13,098	*
Steven A. Elms (11)	2,035,966	12.0%
Linda S. Grais	—	*
Current Directors and Executive Officers as a Group (10 persons) (12)	2,404,327	14.0%

*	Less than 1%.
(1)

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)

Based on information disclosed in the Schedule 13G filed with the SEC on April 9, 2018 and the Form 4 filed with the SEC on April 12, 2019, Aisling Capital IV, LP, Aisling Capital Partners IV, LP and Aisling Capital Partner IV LLC have sole voting and dispositive power over 2,028,571 ordinary shares and Steven Elms and Andrew Schiff have shared voting and dispositive power over 2,028,571 shares. The address of the principal business office of each reporting person is 888 Seventh Avenue, 12th Floor, New York, New York 10106.

(3)

Based on information disclosed in the Schedule 13G filed with the SEC on April 6, 2018, Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C. Robert Atchinson and Phillip Gross have shared voting and dispositive power over 1,000,000 ordinary shares. The address of the principal business office of each reporting person is 200 Clarendon Street, 52nd floor, Boston, Massachusetts, 02116.

(4)

Consists of: (i) 109,011 shares of common stock; (ii) 3,185 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following April 30, 2019; and (iii) 123,297 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 30, 2019.

(5)

Consists of: (i) 796 shares of common stock; (ii) 796 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following April 30, 2019; and (iii) 37,525 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 30, 2019.

(6)

Consists of: (i) 238 shares of common stock; (ii) 238 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following April 30, 2019; and (iii) 37,589 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 30, 2019.

(7)	Consists of: (i) 10,000 shares of common stock; and (ii) 10,041 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 30, 2019.
(8)	Consists of 11,191 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 30, 2019.
(9)	Consists of: (i) 150 shares of common stock; and (ii) 11,206 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 30, 2019.
(10)

Consists of: (i) 1,096 shares of common stock; and (ii) 796 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following April 30, 2019; and (ii) 11,206 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 30, 2019. A portion of the securities reported for Dr. Xanthopoulos are held by the Xanthopoulos Family Trust, for which Dr. Xanthopoulos may be deemed to exercise voting and investment control.

(11)

Consists of: (i) 7,395 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 30, 2019; and (ii) the shares described in footnote 2 above.

(12)

Consists of: (i) 2,149,862 shares of common stock; (ii) 5,015 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following April 30, 2019; and (iii) 249,450 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 30, 2019.

Policy Regarding Hedging

We have adopted a policy that prohibits our officers, directors and employees from entering into any short sale of our securities, buying or selling publicly traded options on our common stock or hedging their positions in our securities, including through the use of instruments such as prepaid variable forwards, equity swaps, collars or exchange funds.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for 2018 our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except for Form 4 filings for Dr. Xanthopoulos, Mr. Hagan, Mr. Wilson and Mr. Greathouse that were filed late due to an administrative delay.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

Since January 1, 2017, we have engaged in the following transactions in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Real Property Leased with BMR

We have an operating lease with BMR-34790 Ardentech Court LP. Prior to December 2017, BMR was a related party due to its affiliation of BMV Direct and Bruce D. Steel, who served as director of the Company until December 13, 2017, who may have been deemed to have an indirect material interest in our financial relationships with certain of our stockholders based on his association with BMV Direct. As of December 31, 2018, BMR was no longer a related party.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors that are broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law.

Policies and Procedures for Related Person Transactions

Pursuant to the charter of our Audit Committee, our Audit Committee is responsible for reviewing and approving in advance any related person transactions. For the purposes of this policy, a “related person transaction” is any transaction between any (a) of our directors or executive officers, (b) nominee for election as a director, (c) person known to us to own more than five percent of any class of our voting securities, or (d) member of the immediate family of any such person, if the nature of such transaction is such that it would be required to be disclosed under Item 404 of Regulation S-K (or any similar successor provision).

In determining whether to approve a related person transaction, the Audit Committee will consider, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third person under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Director Independence

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Steven Elms, Linda Grais, Kenneth Greathouse, Jay Hagan, Troy Wilson and Kleanthis Xanthopoulos is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act, and that John Walker, our President and CEO, is not an “independent director.” In making this determination, our Board of Directors considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining the independence of such directors, including the beneficial ownership of our capital stock by each non-employee director.

INFORMATION ABOUT OUR AUDIT COMMITTEE AND AUDITOR

Audit Committee Report

The material in this report is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission (SEC) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

The primary role of our Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board of Directors, and the audit process and our independent auditor’s qualifications, independence and performance.

Management is responsible for establishing and maintaining the Company’s system of internal controls and for preparation of the Company’s financial statements. Our independent registered public accounting firm is responsible for performing an audit of our financial statements in accordance with generally accepted auditing standards and issuing an opinion on the financial statements. The Audit Committee has met and held discussions with management and our independent auditor, and has also met separately with our independent auditor, without management present, to review the adequacy of our internal controls, financial reporting practices and audit process.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2018 with management and the independent auditor. As part of this review, the Audit Committee discussed with Marcum LLP the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee has received from Marcum LLP a written statement describing all relationships between that firm and Zosano Pharma Corporation that might bear on the auditor’s independence, consistent with Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee has discussed the written statement with the independent auditor, and has considered whether the independent auditor’s provision of any consultation and other non-audit services to Zosano Pharma Corporation is compatible with maintaining the auditor’s independence.

Based on the above-mentioned reviews and discussions with management and the independent auditor, the Audit Committee recommended to the Board of Directors that Zosano Pharma Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission.

Joseph “Jay” Hagan, Chair Linda Grais M.D., J.D. Troy Wilson, Ph.D., J.D.

Our Auditor

On May 28, 2019, Deloitte & Touche LLP was selected by the Audit Committee of the Board of Directors as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2019. We expect that representatives of Deloitte & Touche LLP will attend the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Prior to May 28, 2019, Marcum LLP served as our independent registered public accounting firm and served as our auditor for the years ended December 31, 2018 and 2017. We do not expect a representative from Marcum LLP will be present at the annual meeting.

The following table represents aggregate fees billed to us for the years ended December 31, 2018, and 2017, by Marcum LLP, our independent registered public accounting firm:

	2018	2017
Audit fees (1)	$360,733	$200,518
Audit-related fees (2)	—	—
Tax fees (3)	5,000	—
All other fees (4)	—	—

Total fees	$365,733	$200,518

(1)

Represents fees for professional services primarily related to the audit of our annual financial statements, the review of our quarterly financial statements; comfort letters, consents and assistance with the review of documents filed with the SEC; and other accounting services necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)	Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”
(3)	Represents fees for preparation of federal and state tax returns and for tax advice.
(4)	Represents any other fees billed by our principal accountant and not reported under “Audit Fees,” “Audit-related fees,” and “Tax fees.”

Pre-Approval Policies and Procedures

Our Audit Committee’s pre-approval policies or procedures do not allow our management to engage our independent registered public accounting firm to provide any audit, review or attestation services or any permitted non-audit services without specific Audit Committee pre-approval of the engagement for those services. All of the services provided by Marcum LLP during 2018 and 2017 were pre-approved.

Whistleblower Procedures

Our Audit Committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. These procedures are set forth in our Code of Ethics. See “Information About Our Board of Directors and Management—Code of Business Conduct and Ethics; Corporate Governance Guidelines” in this proxy statement.

OTHER MATTERS

Other Business

Neither we nor our Board of Directors intend to propose any matters of business at the annual meeting other than the proposals described in this proxy statement. Neither we nor our Board or Directors know of any matters to be proposed by others at the annual meeting.

Stockholder Proposals for 2020 Annual Meeting

Stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our 2020 annual meeting of stockholders must submit the proposals in proper form to us at the address set forth on the first page of this proxy statement not later than February 7, 2020 in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2020 annual meeting.

Stockholder proposals intended to be presented at our 2020 annual meeting submitted outside the processes of Rule 14a-8 must be received in writing by us no later than the close of business on March 22, 2020, nor earlier than February 21, 2020, together with all supporting documentation and information required by our bylaws. Proxies solicited by us will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

In order to have a director candidate considered by the Nominating and Corporate Governance Committee of our Board of Directors, the recommendation must be submitted to our Secretary at the address set forth on the first page of this proxy statement no later than the close of business on March 22, 2020, nor earlier than February 21, 2020, and must include all supporting documentation and information required by our bylaws.

ZOSANO OTE PHARMA TM 000004

ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00am, (CT), on June 20, 2019. Online Go to www.investorvote.com/ZSAN or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ZSAN Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2019 Annual Meeting of Stockholders Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors: + For Withhold For Withhold 01- Steven A. Elms 02 - Kenneth R. Greathouse

For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as Zosano Pharma Corporation’s independent registered public accounting firm for the fiscal year 2019. B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

21BV 419601 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 032FLE

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ZSAN IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Zosano Pharma Corporation + Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 20, 2019 John P. Walker and Gregory Kitchener, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Zosano Pharma Corporation to be held on June 20, 2019 at 8:30 a.m. Pacific time at the Company’s headquarters located at 34790 Ardentech Court, Fremont, CA 94555 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR the election of Mr. Elms as a Class II director, FOR the election of Mr. Greathouse as a Class II director, and FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +